Exhibit 99.j
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm with respect to the State Street Equity 500 Index Portfolio under the captions “Other Service Providers” and “Financial Statements” in the American Beacon Fundssm Statement of Additional Information, dated March 1, 2009, on Form N-1A, filed with the Securities and Exchange Commission on February 27, 2009 in Post-Effective Amendment No. 73 (File no. 33-11387). We further consent to the incorporation by reference of our report, dated February 23, 2009, on the financial statements and financial highlights of the State Street Equity 500 Index Portfolio, included in the Annual Report to Shareholders for the year ended December 31, 2008.
Ernst & Young LLP
Boston, Massachusetts
February 25, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the captions “Financial Highlights” and “Additional Information” in the Prospectuses and “Other Service Providers” and “Financial Statements” in the Statements of Additional Information and to the incorporation by reference and use of our reports dated (i) December 23, 2008 on the financial statements and financial highlights of American Beacon Balanced Fund, American Beacon Large Cap Value Fund, American Beacon Large Cap Growth Fund, American Beacon Mid-Cap Value Fund, American Beacon Small Cap Value Fund, American Beacon Small Cap Value Opportunity Fund, American Beacon International Equity Fund, American Beacon Emerging Markets Fund, American Beacon High Yield Bond Fund, American Beacon Enhanced Income Fund, American Beacon Intermediate Bond Fund, and American Beacon Short-Term Bond Fund as of and for the year ended October 31, 2008; (ii) February 25, 2009 on the financial statements and financial highlights of American Beacon Money Market Fund, American Beacon U.S. Government Money Market Fund, American Beacon Treasury Inflation Protected Securities Fund, American Beacon Money Market Portfolio and American Beacon U.S. Government Money Market Portfolio as of and for the year ended December 31, 2008; and (iii) February 27, 2009 on the financial statements and financial highlights of American Beacon S&P 500 Index Fund, American Beacon Small Cap Index Fund, and American Beacon International Equity Index Fund, as of and for the year ended December 31, 2008 in the Registration Statement (Form N-1A) of the American Beacon Funds, which is filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 73 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387).

/s/ ERNST & YOUNG LLP
Dallas, Texas
February 27, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 73 to Registration Statement No. 33-11387 on Form N-1A of American Beacon Funds of our reports dated February 25, 2009, relating to the financial statements and financial highlights of Master Small Cap Index Series and Master International Index Series, two of the series constituting Quantitative Master Series LLC (the “Master LLC”), appearing within the this Prospectus, and to the references to us under the headings “Other Service Providers” and “Financial Statements” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
Princeton, New Jersey
February 25, 2009